Exhibit 10.9

WAIVER AND

SEVENTEENTH AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND SEVENTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 22, 2012, by and among Dialogic Corporation, a British Columbia corporation (“Borrower”), Dialogic Inc., a Delaware corporation formerly known as Veraz Networks, Inc. (“Parent”), Wells Fargo Foothill Canada ULC, an unlimited corporation existing under the laws of Alberta, as administrative agent for the Lenders (“Administrative Agent”), and the financial institutions named as lenders on the signature pages hereto (the “Lenders”).

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of March 5, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Events of Default have occurred and are continuing under the Loan Agreement, as more particularly described on Exhibit A hereto (the “Existing Events of Default”);

WHEREAS, Borrower and Parent have requested that Administrative Agent and Required Lenders waive the Existing Events of Default and subject to the terms and conditions specified herein, Administrative Agent and Required Lenders have agreed to waive the Existing Events of Default; and

WHEREAS, Borrower, Parent, Administrative Agent and Required Lenders have agreed to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Waiver.

(a) Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance on the representations and warranties set forth in Section 5 below, Administrative Agent and Required Lenders hereby waive the Existing Events of Default. The foregoing waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, (b) a waiver of, or consent to, any other breach of, or any other Event of Default under, the Credit Agreement or any other Loan Document, or (c) a waiver, release or limitation upon the exercise by Administrative Agent or any Lender of any of its rights, legal or equitable, under the Credit Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.

3. Amendments. Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance on the representations and warranties set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

(a) The first sentence of Section 3.3 of the Credit Agreement is hereby amended and restated as follows:

This Agreement shall continue in full force and effect for a term ending on the earlier of (i) March 31, 2015, or (ii) the maturity date of the Term Loan Indebtedness (by acceleration or otherwise) under the Term Loan Credit Agreement (the “Maturity Date”).

(b) Section 5.25 is hereby amended and restated in its entirety as follows:

5.25 [Intentionally Omitted]

(c) Section 6.1(f) is hereby amended and restated in its entirety as follows:

(f) Term Loan Indebtedness and any refinancing thereof, in each case to the extent permitted by the Intercreditor Agreement (it being understood that the principal amount of the Term Loan Indebtedness on the Seventeenth Amendment Effective Date is $92,833,006.75),

(d) Section 6.4(b) is hereby amended and restated in its entirety as follows:

(b) other assets having an aggregate book value in excess of $1,000,000 during any calendar year.

(e) Section 6.12(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that (i) Borrower and Guarantors shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $250,000 at any one time unless Borrower or such Guarantor, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent’s Liens in such Permitted Investments and (ii) the Non-Guarantor Subsidiaries of Parent shall not have Permitted Investments other than in Deposit Accounts or Securities Accounts having an aggregate balance equal to or less than $200,000 (or, in the case of Deposit Accounts with respect to Subsidiaries formed in (a) France, balances equal to or less than $1,500,000, (b) India, balances equal to or less than $1,500,000 and (c) Russia, balances equal to or less than $2,500,000, in each case in the aggregate for all Subsidiaries formed in each such country). Subject to the foregoing proviso, Parent shall not and shall not permit any Guarantor to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account. Upon receipt by Agent of any such Control Agreement, Schedule 4.17 shall be deemed to be automatically updated to refer to the applicable Deposit Account or Securities Account covered by such Control Agreement

(f) Section 6.12(b)(vii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(vii) Parent may make Investments in any of its Subsidiaries that are not Guarantors so long as (A) such Investments are in the form of an intercompany loan and used solely (1) to fund ordinary course business expenses of Subsidiaries that are not Guarantors, and (2) to fund Capital Expenditures of such Subsidiaries, and (B) such Subsidiaries are party to the Intercompany Subordination Agreement; and

(g) Section 6.12(b) of the Credit Agreement is hereby amended by adding a new clause (viii) at the end thereof as follows:

(viii) Parent, Borrower and any Guarantor may make Investments in any of their Subsidiaries that are not Guarantors so long as (A) such Investments either (1) are used solely to capitalize newly formed Subsidiaries that are not required to become Guarantors in an amount not to exceed $1,500,000 for any one Subsidiary and $4,000,000 in the aggregate for all such Subsidiaries, or (2) otherwise, do not to exceed $3,000,000 in the aggregate during the term of the Agreement, and (B) if such Investments are in the form of intercompany loans, such Subsidiaries are party to the Intercompany Subordination Agreement; provided that with respect to Investments made pursuant to this clause (viii), such Investments shall only be permitted if at the time any such Investment is made (i) no Default or Event of Default has occurred or is continuing, (ii) Borrower shall have Availability plus any unencumbered cash held by Borrower or any Guarantor (in the United States or any foreign jurisdiction) of at least $2,500,000, both before and after giving effect to such Investments, and (iii) Borrower shall be in compliance with the financial covenants in Section 6.16 on a pro forma basis both before and after giving effect to such Investments.

(h) Section 6.16(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Minimum EBITDA. Fail to achieve EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period

$1,000,000	For the 3-month period ending on June 30, 2012

$4,000,000	For the 6-month period ending on September 30, 2012

$7,500,000	For the 9-month period ending on December 31, 2012

$15,000,000	For the 12-month period ending on March 31, 2013

$16,900,000	For the 12-month period ending on June 30, 2013

$17,100,000	For the 12-month period ending on September 30, 2013

$17,100,000	For the 12-month period ending on December 31, 2013

$18,100,000	For the 12-month period ending on March 31, 2014

$19,400,000	For the 12-month period ending on June 30, 2014

$20,900,000	For the 12-month period ending on September 30, 2014

$22,600,000	For the 12-month period ending on December 31, 2014

$24,700,000	For the 12-month period ending on March 31, 2015 and the last date of each 12-month period thereafter.

; provided that EBITDA shall only be tested for the periods ending on June 30, 2012, September 30, 2012 and December 31, 2012 as described above if the average amount of Availability plus any unencumbered cash held by Borrower or any Guarantor (in the United States or any foreign jurisdiction) for the 30-day period immediately preceding the applicable testing date is less than $2,500,000.

Concurrently with the closing of each Permitted Acquisition (it being understood that none of the transactions contemplated by the Acquisition Agreement is a Permitted Acquisition), each EBITDA level set forth above shall be increased by 80% of pro forma adjustment to EBITDA as set forth in the definition thereof for any applicable Reference Period.

(i) Schedule 1.1 to the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order therein as follows:

“Dialogic Brazil” means Dialogic do Brasil Comercio de Equipamentos Para Telecomunicacao Ltda., formerly known as Veraz Networks Do Brasil Comercio De Equipamentos Para Telecomunicacao Ltda.

“Dialogic Israel” means Dialogic Networks (Israel) Ltd.

“Seventeenth Amendment Effective Date” means March 22, 2012.

(j) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating clause (a)(i)(A) of the defined term “Eligible Accounts” in its entirety as follows:

(A) that the Account Debtor has failed to pay within 120 days of original invoice date or within 90 days of the original due date, or

(k) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating clause (c) of the defined term “Borrowing Base” in its entirety as follows:

(c) the sum of (i) the Bank Product Reserve, (ii) the Rent Reserve, (iii) the Irish Reserve, and (iv) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

(l) Schedule 1.1 to the Credit Agreement is hereby amended by adding new subclauses (x), (xi) and (xii) to clause (b) of the defined term “EBITDA” as follows:

(x) in connection with the Restructuring (as defined in the Term Loan Credit Agreement), transaction fees and expenses paid in cash in an amount not to exceed $8,000,000 in the aggregate, plus

(xi) cash fees and expenses incurred in connection with any proceeding by a Governmental Authority pending as of the Seventeenth Amendment Effective Date, plus

(xii) non-recurring cash restructuring charges or other non-recurring cash expenses incurred to restructure or improve productivity or cost effectiveness of assets or operations, including facility or office closures, surrender of leasehold interests, consolidation and integration costs and severance, relocation and retention bonuses, in an amount not to exceed $6,000,000 in the aggregate, and in each case, approved by the Agent in its reasonable discretion,

(m) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the defined terms “Base Rate Margin”, “Guarantor”, “Guaranties”, “LIBOR Rate Margin”, “Permitted Dispositions”, “Permitted Investments” and “Security Agreements” in their entirety as follows:

“Base Rate Margin” means 1.50 percentage points.

“Guarantor” means (a) Parent, (b) Dialogic US, (c) Dialogic Ireland, (d) Cantata, (e) Dialogic Israel, (f) Dialogic Brazil and (g) any other Subsidiary of the Parent that becomes party to the Guaranties by executing a joinder thereto, and “Guarantor” means any one of them

“Guaranties” means (a) that certain general continuing guaranty executed and delivered by Dialogic US and Cantata in favor of Agent, for the benefit of the Lender Group and Bank Product Providers, in form and substance satisfactory to Agent, (b) that certain guaranty and indemnity executed and delivered by Dialogic Ireland in favor of Agent, for the benefit of Lender Group and Bank Product Providers, in form and substance satisfactory to Agent, (c) those certain joinders to general continuing guaranty executed and delivered by Dialogic Israel and

Dialogic Brazil in favor of Agent, for the benefit of Lender Group and Bank Product Providers, in form and substance satisfactory to Agent, and (d) any joinder to general continuing guaranty executed and delivered by any other party that becomes a Guarantor hereunder in favor of Agent, for the benefit of Lender Group and Bank Product Providers, in form and substance satisfactory to Agent.

“LIBOR Rate Margin” means 3.00 percentage points.

“Permitted Dispositions” means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales or leases of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents, (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) sale or disposition of United States patent numbers 5,812,819 and 5,598,536 and any corresponding foreign patents directly related thereto, and (f) sale or disposition of Borrower’s or its Subsidiaries’ (i) ISDN client line of products and assets directly associated therewith, (ii) VPN line of products and assets directly associated therewith, or (iii) X.25 line of products and assets directly associated therewith; provided that with respect to sales or dispositions made pursuant to clauses (e) and (f), such sale or disposition shall only be permitted so long as no Default or Event of Default has occurred or is continuing either prior to or after giving effect to such sale or disposition.

“Permitted Investments” means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases or leases of goods or services and the licensing of intellectual property in the ordinary course of business, (d) Investments received in settlement of amounts due to Parent or any of its Subsidiaries effected in the ordinary course of business or owing to Parent or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Parent or its Subsidiaries and (e) Investments to capitalize newly-formed Subsidiaries that are not required by this Agreement to become Guarantors in an amount not to exceed $1,500,000 in the case of any one Subsidiary and $4,000,000 in the case of all such Subsidiaries; provided that with respect to Investments made pursuant to clause (e), such Investments shall only be permitted if at the time any such Investment is made (i) no Default or Event of Default has occurred or is continuing, (ii) Borrower shall have Availability plus any unencumbered cash held by Borrower or any Guarantor (in the United States or any foreign jurisdiction) of at least $2,500,000, both before and after giving effect to such Investments, and (iii) Borrower shall be in compliance with the financial covenants in Section 6.16 on a pro forma basis both before and after giving effect to such Investments.

“Security Agreements” means (a) the general security agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower to Agent, (b) a deed of hypothec and issue of bond, a 25% demand bond, a delivery order with respect to the 25% demand bond and a pledge of bond agreement, each in form and substance satisfactory to Agent and executed and delivered by Borrower to Agent, (c) a security agreement, in form and substance satisfactory to Agent, executed and delivered by Dialogic US and Cantata to Agent, (d) those certain joinders to security agreement, in form and substance satisfactory to Agent, executed and delivered by Dialogic Israel and Dialogic Brazil to Agent, (e) a charge and assignment, in form and substance satisfactory to Agent, executed and delivered by Dialogic Ireland to Agent, (f) a debenture – floating and Fixed charge, in form and substance satisfactory to Agent, executed and delivered by Dialogic Israel to Agent, and (g) an asset pledge agreement, in form and substance satisfactory to Agent, executed and delivered by Dialogic Brazil to Agent.

(n) Schedule 1.1 is amended by deleting the defined term “Specified Immaterial Subsidiaries”.

(o) Schedule P-2, 4.3, 4.5, 4.7(a), 4.7(b), 4.7(c), 4.8(b), 4.8(c), 4.8(d), 4.13, 4.14, 4.15, 4.17, 4.20 and 5.2 to the Credit Agreement are each hereby amended and restated in their entirety in the form attached hereto.

4. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon the satisfaction of the following conditions (each in form and substance satisfactory to Administrative Agent):

(a) each party hereto shall have executed and delivered this Amendment to Administrative Agent;

(b) Administrative Agent shall have received the fees payable on the date hereof referred to in the Amended and Restated Fee Letter, dated as of the date hereof;

(c) Administrative Agent shall have received fully executed copies of the Consent and Reaffirmation attached hereto;

(d) Administrative Agent shall have received fully executed copies of the documents listed on Exhibit B hereto; and

(e) no Default or Event of Default (other than the Existing Events of Default) shall have occurred and be continuing.

5. Representations and Warranties. In order to induce Administrative Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Administrative Agent and the Lenders:

(a) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of this Amendment, in each case as if made on and as of such date, except (i) to the extent such representations and warranties expressly refer to an earlier date (in which case such representations and warranties were true and correct in all material respects (unless otherwise qualified by materiality, Material Adverse Changes or a dollar threshold, in which case they shall be true in all respects) on and as of such earlier date, (ii) to the extent that any Schedule relating to any such representation and warranty was not required to be updated pursuant to the terms of the Credit Agreement (it being understood that the Agent has not requested any such update), (iii) to the extent such representations or warranties are not true and correct solely as a result of the Existing Events of Default, and (iv) that the existence of the Existing Events of Default shall not, in and of itself, be deemed to be a “Material Adverse Change” for purposes of Section 4.11 of the Credit Agreement;

(b) no Default or Event of Default (other than the Existing Events of Default) has occurred and is continuing; and

(c) this Amendment constitutes a legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms.

6. Release.

(a) In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Parent and each Subsidiary of Parent, on behalf of itself, its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent, Lenders, Wells Fargo, Wells Fargo Capital Finance, LLC and Wells Fargo Capital Finance, Inc. and their successors and assigns, and their present and former shareholders, predecessors, directors, officers, attorneys, employees, agents and other representatives and their affiliates, subsidiaries and divisions engaged in the provision of financial services to Borrower and any of its subsidiaries (Administrative Agent, each Lender, Wells Fargo, Wells Fargo Capital Finance, LLC and Wells Fargo Capital Finance, Inc. and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Parent or such Subsidiary or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which has arisen at any time on or prior to the date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each of Parent and each Subsidiary of Parent understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each of Parent and each Subsidiary of Parent agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

7. Foreign Opinions. The Agent shall receive opinions in form and substance satisfactory to the Agent within ten (10) Business Days of the Seventeenth Amendment Effective Date (or such longer time period agreed upon by Agent) from (i) Lawson Lundell, special Canadian counsel for the Borrower, (ii) Davies Ward Phillips & Vineberg LLP, special Canadian counsel for the Borrower, and (iii) McCann FitzGerald, special Irish counsel for Dialogic Ireland.

8. Miscellaneous.

(a) Expenses. Each of Parent and each Subsidiary of Parent agrees to pay on demand all costs and expenses of Administrative Agent (including the reasonable fees and expenses of outside counsel for Administrative Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

(b) Governing Law. This Amendment shall be a contract made under and governed by the laws of the province of Ontario, Canada.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

DIALOGIC CORPORATION, a British Columbia corporation

By	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Director

DIALOGIC, INC., a Delaware corporation formerly known as Veraz Networks, Inc.

By	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Secretary

WELLS FARGO FOOTHILL CANADA ULC, as Administrative Agent and as a Lender

By	/s/ Domenico Consentino
Name:	Domenico Consentino
Title:	Vice President

Signature Page to Waiver and Seventeenth Amendment to Credit Agreement

CONSENT AND REAFFIRMATION

Dialogic (US) Inc., formerly known as Dialogic Inc. (“Dialogic US”), Cantata Technology, Inc. (“Cantata”), Dialogic Distribution Limited (“Dialogic Ireland”), Dialogic Networks (Israel) Ltd. (“Dialogic Israel”) and Dialogic do Brasil Comercio de Equipamentos Para Telecomunicacao Ltda., formerly known as Veraz Networks Do Brasil Comercio De Equipamentos Para Telecomunicacao Ltda. (“Dialogic Brazil”; Dialogic US, Cantata, Dialogic Ireland, Dialogic Israel and Dialogic Brazil are each, individually, a “Guarantor” and, collectively, the “Guarantors”) each hereby (i) acknowledges receipt of a copy of the foregoing Waiver and Seventeenth Amendment to Credit Agreement (the “Amendment”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Credit Agreement dated as of March 5, 2008 (as amended through the date hereof) by and among Dialogic Inc., formerly known as Veraz Networks, Inc., Dialogic Corporation, Wells Fargo Foothill Canada ULC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”)), (ii) consents to Borrower’s execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment (including without limitation, Sections 6 and 8(a) thereof); (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (v) reaffirms its obligations under each of the other Loan Documents to which it is a party (collectively, the “Reaffirmed Loan Documents”). Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither Administrative Agent nor the Lenders have any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

The undersigned further agree that after giving effect to the Amendment, each Reaffirmed Loan Document shall remain in full force and effect.

IN WITNESS WHEREOF, each Guarantor has executed this Consent and Reaffirmation on and as of the date of the Amendment.

DIALOGIC (US) INC.,
a Delaware corporation formerly known as Dialogic Inc.

By:	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Secretary

CANTATA TECHNOLOGY, INC., a Massachusetts corporation

By:	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Director

DIALOGIC DISTRIBUTION LIMITED (a company organized under the laws of Ireland)

By:	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Director

SIGNED SEALED AND DELIVERED AS A DEED

By	/s/ Anthony Housefather
the attorney for and on behalf of DIALOGIC DISTRIBUTION LIMITED in the presence of:

Witness:	/s/ Stephen Becker
Print Name:	Stephen Becker
Print Address:	9800 Cavendish Blvd. 5th floor, Montreal, Canada

Signature Page to Waiver and Seventeenth Amendment to Credit Agreement

DIALOGIC NETWORKS (ISRAEL) LTD., a limited liability company incorporated under the laws of Israel

By:	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	Director

DIALOGIC DO BRASIL COMERCIO DE EQUIPAMENTOS PARA TELECOMUNICACAO LTDA., a limited liability company duly organized and existing under the laws of Brazil, f/k/a Veraz Networks Do Brasil Comercio De Equipamentos Para Telecomunicacao Ltda.

By:	/s/ Jobelino Vitoriano Locateli
Name:	Jobelino Vitoriano Locateli
Title:	Legal Representative

Signature Page to Waiver and Seventeenth Amendment to Credit Agreement

EXHIBIT A TO

WAIVER AND SEVENTEENTH AMENDMENT

Existing Events of Default

1.	Event of Default existing under Section 7.8 of the Credit Agreement as a result of the occurrence of an “Event of Default” under the Term Loan Credit Agreement due to the failure of Parent to achieve Liquidity (as defined in the Term Loan Credit Agreement) of at least the required amount set forth in the Term Loan Credit Agreement for the Fiscal Quarter ended on or about March 31, 2011.

2.	Event of Default existing under Section 7.8 of the Credit Agreement as a result of the occurrence of an “Event of Default” under the Term Loan Credit Agreement due to the failure of Parent to achieve Liquidity (as defined in the Term Loan Credit Agreement) of at least the required amount set forth in the Term Loan Credit Agreement for the Fiscal Quarter ended on or about June 30, 2011.

3.	Event of Default existing under Section 7.8 of the Credit Agreement as a result of the occurrence of an “Event of Default” under the Term Loan Credit Agreement due to the failure of Parent to comply with Section 10.13 (Minimum Interest Coverage Ratio), Section 10.14 (Minimum EBITDA), Section 10.15 (Maximum Consolidated Total Leverage Ratio) and Section 10.16 (Liquidity) in each case for the Fiscal Quarter ended on or about September 30, 2011.

4.	Event of Default existing under Section 7.8 of the Credit Agreement as a result of the failure of the Parent to comply with Section 6.16(a) of the Credit Agreement by meeting minimum EBITDA of at least the required amount set forth in the Credit Agreement for the 12 month period ending on September 30, 2011.

5.	Event of Default existing under Section 7.8 of the Credit Agreement as a result of the occurrence of an “Event of Default” under the Term Loan Credit Agreement due to the failure of Parent to comply with Section 10.13 (Minimum Interest Coverage Ratio), Section 10.14 (Minimum EBITDA), Section 10.15 (Maximum Consolidated Total Leverage Ratio) and Section 10.16 (Liquidity) in each case for the Fiscal Quarter ended on or about December 31, 2011.

6.	Event of Default existing under Section 7.8 of the Credit Agreement as a result of the failure of the Parent comply with Section 6.16(a) of the Credit Agreement by meeting minimum EBITDA of at least the required amount set forth in the Credit Agreement for the 12 month period ending on December 31, 2011.

EXHIBIT B TO

WAIVER AND SEVENTEENTH AMENDMENT

Closing Checklist

1.	Waiver and Seventeenth Amendment to Credit Agreement, together with Schedules and Exhibits

2.	Amended and Restated Fee Letter

3.	Third Amended and Restated Term Loan Agreement

4.	Opinions of Counsel re Loan Documents:

a.	Davis Wright Tremaine LLP (US)

b.	Davies Ward Phillips & Vineberg LLP (Canada)

c.	Lawson Lundell LLP (Canada)

d.	McCann Fitzgerald (Ireland)

Schedule 5.2

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Monthly; provided however, if the amount of cash held by Borrower and each Guarantor (in the United States or any foreign jurisdiction) is less than $10,000,000 at any time, such deliveries shall be provided to Agent on a bi-monthly basis (or, on a weekly basis if Agent so elects in its sole discretion)

(a) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records (delivered electronically in an acceptable format),

(b) upon Agent’s request, notice of all claims, offsets, or disputes asserted by Account Debtors with respect to any Borrowing Base Company’s Accounts,

(c) upon Agent’s request, copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time, and

(d) Upon Agent’s request, Inventory system/perpetual reports specifying the cost of each Borrowing Base Company’s Inventory, by category, with additional detail showing additions to and deletions therefrom (delivered electronically in an acceptable format).

Monthly (no later than the 10th day of each month for the previous month-end)

(e) a Borrowing Base Certificate (delivered electronically in an acceptable format),

(f) a detailed aging, by total, of any Borrowing Base Company’s Accounts, together with a reconciliation for any reconciling items noted and supporting documentation (delivered electronically in an acceptable format),

(g) upon Agent’s request, a detailed Inventory system/perpetual report together with a reconciliation to each Borrowing Base Company’s general ledger accounts (delivered electronically in an acceptable format),

(h) a summary aging, by vendor, of Parent’s and its Subsidiaries’ accounts payable and any book overdraft (delivered electronically in an acceptable format) and an aging, by vendor, of any held checks,

(i) a summary report regarding Parent’s and its Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash, and

(j) upon Agent’s request, a monthly Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of Borrower’s general ledger.

Signature Page to Waiver and Seventeenth Amendment to Credit Agreement

(k) a copy of the bank statement concerning deposit account number 30663020 held by Dialogic Ireland at Bank of Ireland until such deposit account is closed.

Monthly (no later than the 30th day of each month)

(l) a reconciliation of Accounts, trade accounts payable, and Inventory of each Borrowing Base Company’s general ledger accounts to its monthly financial statements including any book reserves related to each category (delivered electronically in an acceptable format),

(m) a summary report of all distributor price adjustments, and

(n) a report regarding Borrower’s and Guarantors’ accrued, but unpaid, payroll and taxes (including real estate, ad valorem and Canadian taxes).

Annually	(o) a detailed list of each Borrowing Base Company’s customers, with address and contact information.

Upon request by Agent

(p) copies of purchase orders and invoices for Inventory acquired by any Borrowing Base Company, and

(q) such other reports as to the Collateral or the financial condition of each Borrowing Base Company, as Agent may reasonably request.

Signature Page to Waiver and Seventeenth Amendment to Credit Agreement